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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

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
                                         State or Other
                                         Jurisdiction of                  Percentage
                                         Incorporation                    Ownership
                                         -------------                    ---------
Parent
------

PenFed Bancorp, Inc.                     Delaware


Subsidiary (1)
----------

Pendleton Federal Savings Bank           United States                    100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.